Exhibit 10.2

                                       PURCHASE AGREEMENT


THIS AGREEMENT dated for reference the 31st day of March, 2006

BETWEEN:

ANDREW SOSTAD of #818, 470 Granville Street, Vancouver, British Columbia, Canada, V6C 1V5

(hereinafter called the "Vendor")
                                     OF THE FIRST PART

AND

DAVID PARDEV SINGH GREWAL of 6318 Quebec Street, Vancouver, British Columbia, Canada, V5W 2P7

(hereinafter called the "Purchaser")
                                     OF THE SECOND PART

WHEREAS:

The Vendor is the beneficial owner of the mineral claims described in Schedule "A" hereto (the "Property");

The Vendor wishes to sell a 100% undivided interest in and to the Property to the Purchaser and the Purchaser wishes to acquire such interest pursuant to the terms and conditions hereinafter set out;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

VENDOR"S REPRESENTATIONS AND WARRANTIES

1.  The Vendor represents and warrants to the Purchaser that:

He is the sole recorded and beneficial owner of an undivided 100% interest in and to the Property;

The claims comprising the Property have been, to the best of the information and belief of the Vendor, properly located and staked and recorded in compliance with the laws of the jurisdiction in which they are situate, are accurately described in Schedule "A" and are valid and subsisting mineral claims as at the date of this Agreement;

THE PROPERTY IS IN GOOD STANDING UNDER ALL APPLICABLE LAWS AND REGULATIONS, ALL ASSESSMENT WORK REQUIRED TO BE PERFORMED AND FILED HAS BEEN PERFORMED AND FILED, ALL TAXES AND OTHER PAYMENTS HAVE BEEN PAID AND ALL FILINGS HAVE BEEN MADE;

The Property is free and clear of any encumbrances, liens or charges and neither the Vendor nor, to the best of the Vendor"s knowledge, any of her predecessors in interest or title, have done anything whereby the Property may be encumbered; and

He has the right to enter into this Agreement and to deal with the Property in accordance with the terms of this Agreement, there are no disputes over the title to the Property, and no other party has any interest in the Property or the production therefrom or any right to acquire any such interest.

               PURCHASER'S REPRESENTATIONS AND WARRANTIES

2.    The Purchaser represents and warrants to the Vendor that:

He is a Canadian citizen;

No proceeding are pending for, and the Purchaser is unaware of any basis for the institution of any proceeding leading to the placing of the Purchase in bankruptcy or subject to any laws governing the affairs of insolvent persons.

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES

3. The representations and warranties in this Agreement shall survive the closing of this transaction and shall apply to all assignments, conveyances, transfers and documents delivered in connection with this Agreement and there shall not be any merger of any representations and warranties in such assignments, conveyances, transfers or documents notwithstanding any rule of law, equity or statute to the contrary and all such rules are hereby waived. The Vendor shall have the right to waive any representation and warranty made by the Purchaser in the Vendor"s favour without prejudice to any of its rights with respect to any other breach by the Purchaser and the Purchaser shall have the same right with respect to any of the Vendor"s representations in the Purchaser"s favour.

                          PURCHASE AND SALE

4. The Vendor hereby sells and assigns and the Purchaser hereby purchases a 100% undivided interest in and to the Property for the sum of $4,500 US payable 60 days following the date of this Agreement.

                         FURTHER ASSURANCES

5. Upon payment of the Purchase Price the Vendor shall cause to be executed a Bill of Sale or such other documents as the Purchaser may reasonably require transferring a 100% undivided interest in and to the Property to the Purchaser or its nominee which the Purchaser shall be at liberty to record forthwith. The parties shall execute all further documents or assurances as may be required to carry out the full intent of this Agreement.

                                NOTICE

6. Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered, telegraphed or telecopied to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or telegraphed or, if given by telecopier, shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further notice.

                                PAYMENT

7.         All references to monies hereunder will be in United States funds.
All payments to be made to any party hereunder may be made by check mailed or delivered to such party to its address for notice purposes as provided herein.

                           ENTIRE AGREEMENT

8. This Agreement constitutes the entire agreement between the parties and replaces and supersedes all agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or express or implied, statutory or otherwise, between the parties with respect to the subject matter herein.

GENDER

9. Wherever the singular or neuter are used herein the same shall be deemed to include the plural, feminine or masculine.

                                ENUREMENT

10. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

                                EXECUTION

11. (a) Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          (b) Fax Execution. This Agreement may be executed by delivery of executed signature pages by fax and such fax execution will be effective for all purposes.


IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the day and year first above written.


VENDOR:

SIGNED, SEALED, & DELIVERED BY

/s/ ANDREW SOSTAD

by: Andrew Sostad

PURCHASER:

/s/ DAVID PARDEV SINGH GREWAL

by:avid Pardev Singh Grewal




                                SCHEDULE "A"

                                THE PROPERTY

        Claim Number                                 Tenure Number ID
        -----------                                  ----------------

         CQ #1                                          513879

         Copper Queen Group                             530690


Located in the Omineca Mining Division, British Columbia, Canada.